Exhibit 23

             CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements of Johnson & Johnson on Form S-8 (File No. 333-59380, 33-52252, 33-40294, 33-40295, 33-32875,
33-7634, 033-59009, 333-38055, 333-40681, 333-26979 and 333-
86611), Form S-3 (File No. 333-67020, 33-55977 and 33-47424)
and Form S-4 (File No. 333-67370, 333-59380, 333-59110, 001-
03215,  333-56034, 33-57583, 333-00391, 333-38097, 333-30081
and 333-86611) and related Prospectuses, of our reports dated January 22, 2001, except as to the stock split which is as of June 12, 2001 and the pooling of interests with ALZA Corporation which is as of June 22, 2001, relating to the consolidated financial statements and financial statement schedule of Johnson & Johnson and subsidiaries as of December 31, 2000 and January 2, 2000, and for each of the three years in the period ended December 31, 2000, which reports appear in this Current Report on Form 8-K.




                                 PricewaterhouseCoopers LLP

New York, New York
September 20, 2001